UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2018 (July 3, 2018)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York		10011
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 633-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2018, the Board of Directors of Barnes & Noble, Inc. announced the termination of its Chief Executive Officer, Demos Parneros for violations of the Company’s policies.  This action was taken by the Company’s Board of Directors who were advised by the law firm Paul, Weiss, Rifkind, Wharton & Garrison LLP.  Mr. Parneros’ termination is not due to any disagreement with the Company regarding its financial reporting, policies or practices or any potential fraud relating thereto.  Mr. Parneros will not receive any severance payment and he is no longer a member of the Company’s Board of Directors.

In order to ensure continuity going forward, the Company has appointed a leadership group to share the duties of the office of the CEO until a new leader is appointed.  Those appointed include:  Allen Lindstrom, Chief Financial Officer, Tim Mantel, Chief Merchandising Officer and Carl Hauch, Vice President, Stores.  Leonard Riggio remains Executive Chairman of the Company and will be involved in its management.

The Company said it will begin an executive search for a new CEO and that no changes in its goals or objectives are planned.

The information specified in Item 5.02(c)(2) with respect to Mr. Lindstrom and Mr. Hauch is included in the Company’s proxy statement, filed on August 7, 2017, and is incorporated by reference herein.
Mr. Mantel, 48, has served as the Company’s Chief Merchandising Officer since February 12, 2018.  Prior to that, Mr. Mantel was Chief Merchandising Officer for GNC Corporation, a specialty retailer of health and wellness products, from February 2016 until February 2018, where he led a $2.6 billion product portfolio and helped relaunch GNC’s business model.  Before joining GNC Corporation, Mr. Mantel was Senior Vice President, Food Household Essentials and Food Service at Target Corporation, a retail merchant, from June 1994 until January 2015, where he previously served as President Target Sourcing Services.
On July 3, 2018, the Company issued a press release in connection with the termination of Mr. Parneros’ employment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibit

Exhibit No.	Description of Exhibit

99.1	Press Release of Barnes & Noble, Inc., dated July 3, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: July 3, 2018	By:	/s/ Bradley A. Feuer
		Name:	Bradley A. Feuer
		Title:	Vice President, General Counsel & Corporate Secretary